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                                                                     EXHIBIT 5.1

                             PILLSBURY WINTHROP LLP
                               2550 Hanover Street
                               Palo Alto, CA 94304
                                  650.233.4500
                                F: 650.233.4545


                                  July 12, 2001



SONICblue Incorporated
2841 Mission College Boulevard
Santa Clara, CA 95054

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by SONICblue Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 179,015 shares of Common Stock, par value $.0001, of the Company (the "Shares") issuable pursuant to the Go-Video, Inc. 1987 Nonstatutory Stock Option Plan, the Go-Video, Inc. 1989 Nonstatutory Stock Option Plan, the Go-Video, Inc. 1991 Employee Stock Option Plan, the Go-Video, Inc. 1991 Nonstatutory Directors' Stock Option Plan, the Sensory Science Corporation 1993 Employee Stock Option Plan, the Sensory Science Corporation 2000 Stock Incentive Plan and the Sensory Science Corporation Nonemployee Directors' Stock Option Plan (the "Stock Plans"), it is our opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Stock Plans, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                                     Very truly yours,

                                                     /s/  PILLSBURY WINTHROP LLP